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                                                                    Exhibit 99.3

Hervey Parke's Remarks:

Thank you, Mandy. Good afternoon. This is Hervey Parke of IBM's Investor Relations. Thank you all for joining us. Let me quickly give you a few pieces of information.

At this time, the opening page of the presentation should have automatically loaded -- and you should be on Chart 1 -- the title page.

You will find a navigation bar on the left side of your screen that provides access to our two recent press releases --

         - The first, which was released last night, covers the definitive agreement with Hitachi on hard disk drive operations.

         - The second, which was released in the past hour, covers our 2nd-quarter actions.

Let me also mention that a replay of this webcast will be available on this website by this time tomorrow.

Now please click on the NEXT button and move to Chart 2.

         Certain comments made by today's presenters during this call may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

         Those statements involve a number of factors that could cause actual results to differ materially.

         Additional information concerning these factors is contained in the company's filing with the SEC. Copies are available from the SEC, from the IBM web site, or from us in Investor Relations.

Please note that there are no additional charts for today 's presentation.

And at this time, let me turn the call over to John Joyce, IBM's Senior Vice President and Chief Financial Officer. John --

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John Joyce's Remarks:

Thanks, Hervey.   Good afternoon.

The purpose of this conference call is to give you a little more color about the recent actions described in our press releases. I have with me John Kelly, who runs our Technology Group, and Linda Sanford, who runs our Storage Systems Group. After our prepared remarks, we will take a few questions about these actions, but we will wait until our 2nd-quarter earnings release in mid-July to get into the details of our financials.

Today we have announced a series of initiatives that are clearly part of both our stated objectives for 2002 and -- more importantly -- our longer-term strategic objectives.

At the beginning of the year, we said that we had three special focus issues for 2002:

         -  Continuing to gain share in key business areas

         - Improving our PC business, hard disk drive business, and microelectronics business

         - And improving productivity -- for both financial and competitive reasons.

At our analyst meeting on May 14, Sam Palmisano said that we will continue to position IBM in those business areas where there is both long-term growth and profit.

And we want to take advantage of IBM's breadth to achieve productivity that no piece-part competitor can.

Today's announcements hit on these objectives.

Last night, we announced that we had reached a definitive agreement with Hitachi to transfer our hard disk drive operations to a new company -- controlled by Hitachi.

This move is consistent with both companies' strategic objectives.

And in storage systems and networks -- while IBM and Hitachi will continue to compete vigorously in the marketplace -- we intend to work more closely on several key projects based on open standards to improve interoperability, reduce complexity and cost of ownership -- to the benefit of our mutual customers. Linda Sanford will talk more about this in a few minutes.

And a few minutes ago, we provided an update on two important initiatives --

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First, we will realign our Microelectronics Division. We intend to put greater focus on technology design and advanced foundry services -- in addition to our custom-chip design and manufacturing, and our standard chip products. And, we will continue our strategy of staying on leading-edge technology by reducing our aluminum capacity as we increase our use of copper. John Kelly will talk more about this.

Second, we have been taking workforce and related actions in other parts of our business as we position ourselves to benefit from broad-based efficiencies -- such as sales and distribution, supply/chain management, shared development, services productivities, as well as reduced requirements for various headquarters functions.

These efficiencies are intended to go beyond addressing the current weakness in the market. Our objectives are lower product costs and better expense ratios than our competitors, over the long run.

Most of these workforce actions will be completed by the end of the 2nd quarter.

As a result of these three actions --

        first, the HDD agreement with Hitachi,
        second, the realignment of our Microelectronics Division, and third, our strategic focus on productivity

-- we expect to take pretax charges of approximately two to two and a half billion dollars -- primarily in the 2nd quarter.

We cannot be more definitive at this time -- but we wanted to provide the strategic basis for these actions. And although we can't step you through all the detail right now, we will in mid-July when we release our 2nd-quarter earnings.

At that time, we will break out the loss on the sale to Hitachi as well as the other actions -- and we will explain how we will handle our HDD business as discontinued operations following Generally Accepted Accounting Principles. You will be able to see how we performed in the 2nd quarter against the models you built before these actions -- currently represented by a consensus of 87 cents.

Financially, we will start to benefit from these actions in the second half in our Microelectronics Division specifically, and in the rest of our company as a whole.

Again, we will give you added perspective on these savings when we report our 2nd-quarter results in mid-July.

Now let me turn the call over to John Kelly who heads our Technology Group, including both our HDD and Microelectronics businesses.

After John expands on the strategic implications of his changes, Linda Sanford will address the status of our separate alliance with Hitachi in storage systems.

Then I will come back to wrap up the call.

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John --

John Kelly Remarks:

Thank you, John. I'll begin with the changes in our chip business since that's the new news.

Let me start by saying we are serious about our chip business and we're in it to stay. As Sam Palmisano indicated in his comments to you in New York last month, "we love this business."

So, our IBM and OEM customers can count on us to stay with our basic strategy: providing the most advanced chip technologies in the industry. This is what differentiates us in the marketplace.

And, going forward, we'll continue to make the investments in research, development and manufacturing capacity to succeed. At the same time, we recognize the semiconductor industry is going to emerge from this unprecedented downturn looking very different then ever before.

So, we will be adjusting the vehicles by which we take our technologies and design expertise to the marketplace.

         The "New Semiconductor Industry" will be characterized by three things:
         First, increasing customization of low-end standard products and technologies; Second, greater reliance on advanced technologies to meet performance, function and power requirements; And third, more emphasis on service and support to help customers make use of it all, and achieve time-to-market.

This is proving to be a formidable challenge for many of our competitors. All the proof you need is in the recent actions of several U.S. and Japanese leaders in semiconductors.

It's not just the two plus billion dollars it costs to build a fab that has many companies going fab-less. The new technologies -- copper, Silicon On Insulator, low-k dielectrics, to name a few -- are not easy to manufacture or design to. But they are becoming "must-haves" in customer designs, in order to reach the performance, function and power levels required.

And I assure you, many more companies are claiming to have mastered these production techniques than have actually succeeded. I know this because some of them are paying us to teach them how to do it.

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There is undoubtedly excess aluminum capacity in the industry and at IBM. By in large, this is older technology. Though, keep in mind, that IBM uses a portion of our aluminum capacity in Burlington for production of silicon germanium -- a leadership technology IBM invented and in which we are the leading supplier.

However, the excess aluminum capacity is, in part, evidence of the fact that the new semiconductor industry is moving to new materials. So, we are therefore adjusting our aluminum capacity in this action. We are, however, 100 percent filled in our copper capacity and we're looking forward to our new all-copper 300 mm facility coming online later this year.

Looking back, IBM has an outstanding track record of anticipating shifts in the chip business and getting there ahead of the pack.

In 1993, we began selling chips on the merchant market. That decision helped fund development of some of our current leadership technologies and processes.

In 1996, we increased our focus on high-gate-count ASICs. As a result, last year we were the largest provider of ASICs for the third consecutive year and we gained share relative to the #2 player.

And in 1999, we chose to get out of the commodity DRAM business. No one thinks that was a bad idea.

Finally, in 2001, IBM Microelectronics had full-year revenue growth in an industry that declined by about 30 percent.

So, we understand the shift in demand and we are looking forward and refocusing our chip business on a few key high-growth opportunities, that take advantage of our technologies and our design expertise in using them.

First, there's advanced foundry -- or what I call "foundry plus." A recent First Albany report sees the same trend we do -- there's a growing shortage of advanced capacity -- .13 micron copper capacity. Only a few companies can do it and we're one of them. While many of our competitors are throwing in the towel, we're going 180 degrees the other way. We plan to move right into that void at ..13 microns, and soon thereafter, with 0.09 micron, or 90 nanometer circuit sizes.

Second, we're accelerating our ASICs business. We'll shortly be announcing a new IBM ASIC offering, called Copper-08, or CU-08, that supports circuits as small as 90 nanometers, as well as innovative materials and design techniques to drive power consumption down by as much as 40 percent while pushing performance up as much as 20 percent.

Cisco Systems is one of IBM's ASIC customers and is expected to be one of the first to use this new technology in the development of its next-generation products.

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With IBM's earlier generation of ASIC technology, Copper-11, we worked with
Cisco to implement a single chip supporting more than 35 million gates, believed to be the world's most sophisticated ASIC to date.

As with the previous ASIC technology, Cisco plans to work with us to develop new custom chips that take advantage of the reduced power consumption and increased performance this new process affords.

And, finally, we will focus our resources on a more targeted set of standard products, led by PowerPC. We may have lost the desktop battle, but PowerPC is winning the pervasive computing war. PowerPC is the most scalable chip architecture powering devices from game machines to networking gear to servers to supercomputers. And, we'll have more news on extending PowerPC in the coming weeks.

You'll note that a recurring theme here is the higher-level technologies and design assistance that we believe IBM is uniquely positioned to provide. That doesn't stop at the chip level. Our customers have been increasingly telling us that the job of integrating components -- hardware and software -- is getting too difficult, time-consuming and costly. They're looking for more and more outside assistance. So, we're also starting a new complementary business to our Microelectronics activity -- an electronic design services business.

This new unit will help OEM customers reduce cost, time-to-market and complexity versus designing systems totally internally. It also will help them exploit the latest technologies and integrate hardware and software for everything from chip development to delivery of complete systems. IBM's vast skill and intellectual property will be made available to our design customers. This new group will draw its expertise from existing IBM organizations. We are already engaged with numerous customers and soon will have over 500 engineers supporting this business.

So, we see this as a high-growth opportunity with some real advantages, namely:

         - First, it's high growth yet less capital intensive and cyclical;

         - Second, IBM has unparalleled massive expertise in this area in our Server Group and our Software Group;

         - And third, we're working with IBM Global Services -- the world's largest IT services company -- to help launch this business.

Let me close by spending a few minutes on our HDD business.

As you know by now, we have reached a definitive agreement with Hitachi to focus our hard disk drive operations into a new standalone company. Hitachi has agreed to

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purchase the majority of our HDD-related assets for $2.05 billion. The deal includes the transfer of all HDD-related IP from IBM and Hitachi to the new company.

Officers for the new company will be:
         -- CEO -- Dr. Naruse, formerly CEO of Hitachi Data Systems -- COO -- Dr. Grose, currently GM of IBM's HDD business

Hitachi will select the board of directors for the new company and IBM will not be involved in its operations.

The combined organization will bring together approximately 24,000 employees, with operations at more than a dozen locations around the world.

Pending the completion of applicable regulatory processes, the deal is expected to close before year-end.

IBM's HDD team has some of the finest, most talented people I've ever known. As part of a focused HDD company -- and along with the fine people at Hitachi -- I'm confident this team will succeed. Together they will have the technology and scale to compete and win in a tough market.

To recap, Technology Group is taking three major steps to improve our performance:

First, transfer our HDD business to a new company controlled by Hitachi;

Second, refocusing our Microelectronics business on leveraging our leadership technology, while reducing our capacity in older technology;

And finally, forming a new Technology Design Services business aimed at meeting strong customer demand for access to IBM's broad capabilities.

Thank you and now here's Linda Sanford to discuss our Storage Systems announcement.


Linda Sanford's Remarks:

Thanks John,

Let me take a minute or two to put this systems alliance in perspective and then update you on the progress we have made.

Back in April we said this alliance had three parts. First, IBM and Hitachi announced a common approach to virtualization based on IBM's technology. Second we intend to jointly develop high-performance technologies and functionality for next-generation high-end storage systems. And third, we would continue to drive interoperability and

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open standards for the management of multi-vendor networks, in conjunction with existing standards body initiatives, not around them, and deploy the emerging Common Information Model, (CIM), for better storage management.

We entered into this alliance for one reason -- our customers.

With this alliance, we're aggressively addressing the biggest issues that customers face today -- interoperability, storage management, and improved cost competitiveness.

By collaborating on next generation storage technologies, IBM and Hitachi will be able to deliver more powerful, cost effective systems that work in today's mixed computing environments.

Now there is one thing I want to make sure that everyone on this call understands. While we will work with Hitachi on the development of new high-end storage technologies, each of us will take those technologies, add our own unique features, functions and technology, and create systems that will compete head to head in the marketplace.

Contrary to what our competitors would like to see, we are not getting out of the storage systems business. In fact, our goal is to provide our customers with even more value.

IBM and Hitachi's common approach to virtualization, working in conjunction with existing standards body initiatives, and deploying the emerging Common Information Model, or CIM, for better storage management, will reduce total cost of ownership, improve the productivity of the storage administrator, and maximize the use of storage assets.

I recently read a study that showed that for every one dollar spent on storage hardware, eight dollars is spent on managing that hardware. So I believe our customers will appreciate IBM and Hitachi working together to improve total cost of ownership, productivity, and storage utilization, especially as they move from a direct-attached storage model to a networked storage model, with all of the software implications that entails.

As you know IBM recently launched our storage software roadmap, including virtualization, Storage Tank, and Policy-based Automation. These are all critical software technologies customers need as they move to the networked world.

By the way, if you'd like more information on these software technologies, contact Hervey for a copy of our white paper.

Today's announcement is a testament to IBM's leadership in storage technology innovation, our commitment to interoperability, and our insight into our customer's business issues. It also firmly demonstrates our willingness to take the bold steps necessary to address those issues.

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I believe our IBM strategy to drive the industry toward openness and interoperability is taking hold, and that storage vendors still creating their own de facto standards or playing a shell game with openness will find themselves increasingly marginalized.

So where does the IBM and Hitachi alliance stand today?

We are proceeding with negotiations on a planned multi-year alliance to research and develop new open standards-based technologies specific to next-generation storage networks, systems and solutions.

We've created a process to review joint projects designed to improve interoperability, reduce complexity, and improve cost of ownership for storage systems customers, while maintaining our individual ability to compete aggressively in the market with our existing and future products. And we will compete aggressively, make no mistake about it.

We are excited about the potential that this agreement has for both IBM and Hitachi, but more importantly for improving our customer's business environment.

And of course, more information will be forthcoming when the alliance is finalized.

With that, I'll turn the call back over to John Joyce.

Thank you, Linda.


John Joyce's Closing Remarks:

We had commented back in mid-April that current estimates for IBM's full-year 2002 better reflected the realities of the technology market -- and that we should be able to achieve general expectations.

In this environment -- with the lack of clarity in everyone 's crystal ball -- there's no point in trying to update those full-year expectations after just six weeks. That would suggest too much precision.

But these actions we've announced today put us in a better, more competitive financial position -- for the second half as well as 2003.

As I said, we will revisit all of this in July -- once we have all our 2nd-quarter results and greater financial detail associated with these actions.

We are very confident in the steps we are taking. They position us very well for when the economy picks up -- providing competitive benefits for our customers and financial benefits for IBM's investors.

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Thank you for your time. I look forward to talking with you next month. Now let me turn it back to Hervey.

Hervey Parke's Closing Remarks:

Thanks, John.

Before I turn the call over to the operator to give you polling instructions -- let me reiterate what John Joyce said in his opening.

         John Kelly and Linda Sanford will take questions on their initiatives, but we will wait until our 2nd-quarter earnings release in mid-July to get into the financial discussions. We are going to hold to that.

OK, Mandy -- let's get started.